EXHIBIT 10.2

AMENDMENT NO. 1 TO THE
LSI LOGIC CORPORATION 1991 EQUITY INCENTIVE
STOCK OPTION AGREEMENT DATED NOVEMBER 20, 1998 BETWEEN
LSI LOGIC CORPORATION AND WILFRED J. CORRIGAN

          LSI Logic Corporation (the “Company”), having entered into the LSI Logic Corporation 1991 Equity Incentive Stock Option Agreement (grant number 015749, dated November 20, 1998) with Wilfred J. Corrigan (the “Agreement”), hereby amends the Agreement by replacing the first sentence of paragraph 2(d), “Exercise Upon Termination of Employment,” with the following sentence:

The right to exercise this Option shall terminate on the Expiration Date of this Option.

          IN WITNESS WHEREOF, the Company, by its duly authorized officer, and Wilfred J. Corrigan have executed this Amendment No. 1 on the date indicated below.

LSI LOGIC CORPORATION	WILFRED J. CORRIGAN

By /s/ Matthew J. O’Rourke	/s/ Wilfred J. Corrigan

Matthew J. O’Rourke
Title: Chairman, Compensation Committee

Date: June 13, 2005	June 13, 2005